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                                                                   EXHIBIT 23.01
                                                                   -------------

                       CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 1, 2002 relating to the financial statements of Homestore, Inc., which appears in Homestore, Inc.'s 2001 Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated April 1, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
Century City, California
May 24, 2002